Exhibit 10.3

Employment Contract

Party A (Employer): Fuling Global Inc.

Address: Southeast Industrial Zone, Songmen Town, Wenling, Zhejiang, China, 317511

Party B (Employee): Yue (Sam) Yu

Home Address: 28 Anli Road, Chaoyang Districut, Beijing, China

1. Contract period: 2015-01-01 till a statutory termination condition occurs.

2. Job description and location:

- based on the work requirement by Party A, Party B agrees to engage as Chief Financial Officer; with a mutual consent from both parties, the post/position can be changed.

Party B shall complete provided work load and reach the provided quality standard.

3. Work hours and vacation/time off

Party A requires Party B to follow irregular work time system; Party A shall respect Party B’s wish, if the employment arrangement is based on piece rate wage.

Party B enjoys all holidays and vacation rights under China’s provisions during the contract period.

4. Employment protection, work condition and protection against occupational hazards

Party A shall strictly follow all law and regulations related to labor protection by the state and local government and shall provide Party B with necessary work conditions and tools, safe production process, and standard operating instructions, work specifications and labor safety and health system.

If Party B involves in occupational hazards, Party A shall follow the state regulations to perform occupational health check pre-service and post-service; and shall provide regular health checks during the contract period.

Party A is obligated to provide education and training regarding professional ethics, business technology, labor safety and health and regulations and rules.

Party B has the right to refuse to follow any commands that break the regulations and rules; Party B has the right to report to the authorities regarding any behavior of ignoring safety and health by Party A or its management team.

5. Compensation

Party B’s wage will be the combination of basic fixed pay and performance-related pay; the basic fixed pay is US$180,000 per year. In addition, Party B is entitled to a signing bonus of US$32,258

Party A shall pay Party B before the tenth of each month without any unjustified delay.

6. Social insurance and benefits

Following the related state and local social insurance law, Party A shall pay social insurance fee on behalf of Party B (unless the person is over age or opt out for social insurance); as to the individual pay part for the social insurance, Party A shall deduct form Party B’s pay.

Upon the termination of the contract, Party A shall perform relevant social insurance procedure for Party B.

Any other benefits shall be based on relevant policies and regulations by the state and local government.

7. Labor disciplines and regulations

If Party A develops any regulations that are directly associated with employees’ vital interests, it shall make it public or inform Party B.

Party B shall strictly follow regulations and rules by Party A and shall complete all tasks, improve his/her professional skills and execute all labor disciplines and ethics.

If Party B violates any regulations, Party A shall give an appropriate administrative sanctions or terminate the contract under worse scenario.

8. Change, revision and termination of the contract

The contract can be terminated with both parties’ consent.

The contract terms can be changed with both parties’ consent; any changes will be given in written form.

Under the following circumstances, Party A can terminate the contract: Party B’s performance is not qualified for the position during the trial period; Party B committees a serious breach of the regulations; Party B causes major loss to Party A due to its breach of duty and jobbery; Party B enters into another contract with other employers which badly affects Party A’s work task; Party B, being dishonest and bullying, forces Party A to sign or change employment contract against its inclinations; Party B is held criminal responsibility.

Under the following circumstances, Party A can terminate the contract with a written notice to Party B 30 days in advance: Party B is not able to perform the previous task or newly assigned/switched task due to medical circumstance; Party B is not qualified for the position even after a period time of training or switching to a different post; both parties cannot reach an agreement on any changes to the contract.

If Party A needs to terminate the contract due to lay off necessity, it shall follow article 41 under “Labor Law”.

Under the following circumstances, Party A cannot terminate the contract: Party B has not receive post-service occupational health check or Party B is under medical observation period due to occupational hazards; Party B is diagnosed with occupational disease or injured at work; Party B is on maternity leave; Party B has worked for Party A continuously for fifteen years but his or hers statutory retirement age is less than five years; Party B is a collective negotiation representative.

Under the following circumstances, Party B can terminate the contract and Party A shall pay all appropriate compensation and social insurance fee: Party A fails to provide labor protection and labor condition as indicated in the contract; Party A fails to fully compensate Party B in a timely manner; Party A fails to pay Party B’s social insurance fee; Party A’s regulations damage workers’ rights; under article 26 of “Labor Law”, the circumstance causes the contract to be invalid.

Party B shall inform Party A in written form regarding any termination 30 days in advance; upon the expiration of the contract, the employment ceases; the contract can be renewed with consent from both parties.

9. Financial compensation and damages

Except the circumstances listed under the term eight in this contract, when Party A terminates the contract, it shall pay Party B financial compensation; if Party A violates “Labor Law” and terminates the contract, it shall pay Party B financial compensation based on article 47 of “Labor Law”.

If Party B violates “Labor Law” and causes loss to Party A, it shall bear liability.

Either party who violates agreed confidentiality obligations and non-competition agreement and causes loss to other party, it shall bear liability.

Any disputes can be brought up to local Arbitration Committee; any objections to the ruling can be brought up to local court.

Signed date of the contract: 2014-12-30

Party A		Party B

Fuling Global Inc.		Yue (Sam) Yu

Signature:	/s/ Xinfu Hu	Signature:	/s/ Yue (Sam) Yu

Hu Xinfu

Chief Executive Officer